                                                                    Exhibit 4.22



                          CHEMICAL BANKING CORPORATION,


                        THE CHASE MANHATTAN CORPORATION,


                       CHEMICAL BANK, as Resigning Trustee


                                       AND


                            FIRST TRUST OF NEW YORK,
                              NATIONAL ASSOCIATION,
                              as Successor Trustee



                          FIRST SUPPLEMENTAL INDENTURE
                           Dated as of March 29, 1996

                                       to

                         AMENDED AND RESTATED INDENTURE
                          Dated as of September 1, 1993

                  FIRST SUPPLEMENTAL INDENTURE, dated as of March 29, 1996, among CHEMICAL BANKING CORPORATION, a Delaware corporation ("Successor"), THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("Chase"), CHEMICAL BANK, a banking corporation duly organized and existing under the laws of the State of New York, as trustee ("Resigning Trustee"), and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, an association duly organized and existing under the federal laws of the United States ("Successor Trustee").

                  WHEREAS, Chase and Resigning Trustee have heretofore executed and delivered a certain indenture, dated as of May 1, 1987 (the "Original Indenture"), authorizing the issuance from time to time of subordinated debt securities of Chase (the "Securities"), and supplements to the Original Indenture in the form of a First Supplemental Indenture, dated as of May 1, 1991, a Second Supplemental Indenture, dated as of October 1, 1992, and a Third Supplemental Indenture, dated as of September 1, 1993, the provisions of which Third Supplemental Indenture are applicable only to Securities issued on or after September 1, 1993 (other than the provisions that reflect the requirements of the Trust Indenture Act) (the Original Indenture, as so supplemented by the First, Second and Third Supplemental Indentures, the "Original Supplemented Indenture");

                  WHEREAS, as of September 1, 1993, Chase and Resigning Trustee restated the Original Supplemented Indenture pursuant to the terms thereof (the Original Supplemented Indenture, as so restated, the "Indenture");

                  WHEREAS, Chase and Successor have entered into an Agreement and Plan of Merger, dated as of August 27, 1995 (the "Merger Agreement"), which contemplates the execution and filing of a Certificate of Merger, dated as of March 29, 1996 (the "Certificate of Merger"), providing for the merger (effective March 31, 1996) of Chase with and into Successor (the "Merger"), with Successor continuing its corporate existence under Delaware law under the name "The Chase Manhattan Corporation";

                  WHEREAS, Section 801 of the Indenture provides, among other things, that Chase shall not merge into any other corporation unless the corporation into which Chase is merged shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on and any Additional Amounts with respect to all the Securities and the performance of every covenant of the Indenture on the part of Chase to be performed or observed;

                  WHEREAS, upon effectiveness of the Merger, Resigning
Trustee shall become a subsidiary of the issuer of the Securities
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                                                                               2



under the Indenture and accordingly Resigning Trustee desires to resign pursuant to Section 609(b) of the Indenture and Successor Trustee is willing to accept appointment as successor Trustee under the Indenture;

                  WHEREAS, Sections 901(1) and 901(7), respectively, of the Indenture provide, among other things, that, without the consent of the Holders, Chase, when authorized by a Board Resolution of Chase, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture, in form satisfactory to the Trustee, for the purposes of (i) evidencing the succession of Successor to Chase, and the assumption by Successor of the covenants of Chase contained in the Indenture and the Securities and (ii) evidencing and providing for the acceptance of appointment under the Indenture by a successor Trustee;

                  WHEREAS, Successor and Chase desire and have requested that Resigning Trustee and Successor Trustee join in the execution of this First Supplemental Indenture for the purpose of (i) evidencing the succession and assumption by Successor to Chase and the assumption by Successor of the covenants of Chase contained in the Indenture and the Securities, (ii) evidencing the resignation of the Resigning Trustee, (iii) appointing Successor Trustee with respect to all Securities and evidencing acceptance of such appointment by Successor Trustee and (iv) amending certain provisions of the Indenture in connection with such succession and assumption, and such appointment and acceptance, as hereinafter set forth;

                  WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by Board Resolutions of the Boards of Directors of Chase and Successor and have been duly authorized by all necessary action on the part of Resigning Trustee and Successor Trustee; and

                  WHEREAS, all conditions precedent and requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

                  For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities, as follows:
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                                                                               3





                                   ARTICLE ONE

               REPRESENTATIONS AND COVENANTS OF RESIGNING TRUSTEE

                  SECTION 1.1. Pursuant to Section 609(b) of the Indenture, Resigning Trustee hereby notifies Chase that Resigning Trustee is hereby resigning as Trustee under the Indenture.

                  SECTION 1.2. Resigning Trustee hereby represents and warrants to Successor Trustee that:

                  (a) No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best of the knowledge of the Responsible Officers assigned to Resigning Trustee's Corporate Trustee Administration Department, by the Holders of the percentage in aggregate principal amount of Securities of any series required by the Indenture to effect any such waiver.

                  (b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers assigned to Resigning Trustee's Corporate Trustee Administration Department, threatened against Resigning Trustee before any court or any governmental authority arising out of any action or omission by Resigning Trustee as Trustee under the Indenture.

                  (c) To the best of the knowledge of the Responsible Officers assigned to the Resigning Trustee's Corporate Trustee Administration Department, no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default under Section 501 of the Indenture.

                  SECTION 1.3. Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture; all the rights, powers, trusts and duties of the Trustee under the Indenture; and all property and money held by Resigning Trustee under the Indenture, subject nevertheless to Resigning Trustee's lien, if any, provided for in Section 607 of the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, trusts, powers and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee.
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                                                                               4




                                   ARTICLE TWO

             REPRESENTATIONS OF AND ACCEPTANCE BY SUCCESSOR TRUSTEE

                  SECTION 2.1. Successor Trustee hereby represents and warrants to Resigning Trustee and to Chase and Successor that Successor Trustee is not disqualified under the provisions of Section 608 of the Indenture and is eligible under the provisions of Section 609 of the Indenture to act as Trustee under the Indenture.

                  SECTION 2.2. Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture and accepts the rights, powers, trusts, duties and obligations of Resigning Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.


                                  ARTICLE THREE

              REPRESENTATIONS AND COVENANTS OF CHASE AND SUCCESSOR


                  SECTION 3.1. Each of Chase and Successor represents and warrants to Resigning Trustee and Successor Trustee as follows:

                           (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                           (b) The execution, delivery and performance by it of this First Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

                           (c) Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the "Effective Time"), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.

                           (c) Immediately after the Merger, no Event of Default or Default, and no event which, after notice or lapse of time, or both, would become an Event of Default or Default, shall have happened and be continuing.

                  SECTION 3.2 Each of Chase and Successor hereby appoints Successor Trustee as Trustee under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, trusts, duties and obligations of Resigning
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                                                                               5



Trustee under the Indenture with like effect as if originally named as Trustee in the Indenture.

                  SECTION 3.3. Promptly after the effectiveness of this First Supplemental Indenture, Successor shall, in accordance with the provisions of
Section 609(f) of the Indenture, cause a notice, substantially in the form of Exhibit A annexed hereto, (i) to be sent to each Holder of Registered Securities, (ii) to be published in an Authorized Newspaper in each Place of Payment located outside of the United States with respect to Bearer Securities and (iii) if any Holder of Bearer Securities has filed its name and address with the Trustee within the two years preceding the issuance of such notice, to be sent to such Holder as its name and address appears in such filing.

                  SECTION 3.4. Notwithstanding the resignation, appointment and acceptance effected by this First Supplemental Indenture, Successor shall remain obligated under Section 607 of the Indenture to compensate, reimburse and indemnify Resigning Trustee in connection with its trusteeship under the Indenture.


                                  ARTICLE FOUR

                             ASSUMPTION BY SUCCESSOR


                  SECTION 4.1. Successor hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on and any Additional Amounts with respect to all the Securities and the performance of every covenant of the Indenture to be performed or observed by Chase.

                  SECTION 4.2. The Securities may bear a notation concerning the assumption of the Indenture and the Securities by Successor.

                  SECTION 4.3. Successor shall succeed to and be substituted for Chase under the Indenture, with the same effect as if Successor had been named as the "Company" therein.


                                  ARTICLE FIVE

                                   AMENDMENTS

                  SECTION 5.1. (a) The reference in the first paragraph of the Indenture to "THE CHASE MANHATTAN CORPORATION, a Delaware corporation (hereinafter called the "Company") having its principal office at 1 Chase Manhattan Plaza, New York, New York 10081" is hereby amended to read "THE CHASE MANHATTAN CORPORATION, formerly known as Chemical Banking Corporation, a Delaware corporation (hereinafter called the "Company") having its principal office at 270 Park Avenue, New York, New York

10017" and each other reference therein to "The Chase Manhattan Corporation" shall be amended to read "The Chase Manhattan Corporation, formerly known as Chemical Banking Corporation"; (b) the reference in the first paragraph of the Indenture to "CHEMICAL BANK, a corporation organized and existing under the laws of the State of New York" is hereby amended to read "FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national association organized and existing under the federal laws of the United States" and each other reference therein to "Chemical Bank" shall be amended to read "First Trust of New York, National Association";
(c) the reference to "450 West 33rd Street, New York, New York 10001" in the definition of "Corporate Trust Office" in Section 101 of the Indenture is hereby amended to read "100 Wall Street, Suite 1600, New York, New York 10005"; and (d) the reference to "Corporate Trustee Administration Department" in clause (1) of
Section 105 of the Indenture is hereby amended to read "Corporate Trust Administration".

                  SECTION 5.2. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.


                                   ARTICLE SIX

                                  MISCELLANEOUS


                  SECTION 6.1. Resigning Trustee and Successor Trustee each accepts the modification of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, neither Resigning Trustee nor Successor Trustee assumes any responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Chase and Successor. Neither Resigning Trustee nor Successor Trustee makes any representation and shall have no responsibility as to the validity and sufficiency of this First Supplemental Indenture, other than Articles One and Two hereof, as applicable.

                  SECTION 6.2. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision included in this First Supplemental Indenture, or in the Indenture, which is required to be included in this First Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.
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                                                                               7



                  SECTION 6.3. Nothing in this First Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this First Supplemental Indenture.

                  SECTION 6.4. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Indenture.

                  SECTION 6.5. This First Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

                  SECTION 6.6. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 6.7. This First Supplemental Indenture shall become effective as of March 31, 1996.
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                                                                               8



                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.


                                             THE CHASE MANHATTAN
                                               CORPORATION



                                             By /s/ Arjun K. Mathrani
                                               ---------------------------------
                                               Name:  Arjun K. Mathrani
                                               Title:  Executive Vice
                                                        President and
                                                        Chief Financial
                                                        Officer

(Corporate Seal)
Attest:


/s/ Ronald C. Mayer
------------------------------------
Secretary


                                             CHEMICAL BANKING CORPORATION



                                             By /s/ John B. Wynne
                                               ---------------------------------
                                               Name:  John B. Wynne
                                               Title:  Secretary

(Corporate Seal)
Attest:


 /s/ Jean E. Rugani
------------------------------------
Assistant Secretary

                                             CHEMICAL BANK,
                                               as Resigning Trustee



                                             By /s/ P.J. Gilkeson
                                               ---------------------------------
                                               Name:  P.J. Gilkeson
                                               Title:  Vice President

(Corporate Seal)
Attest:


------------------------------




                                             FIRST TRUST OF NEW YORK,
                                               NATIONAL ASSOCIATION,
                                               as Successor Trustee



                                             By /s/ Alfia Monastra
                                               ---------------------------------
                                               Name:  Alfia Monastra
                                               Title:  Assistant Vice
                                                         President

(Corporate Seal)
Attest:


 /s/ Catherine F. Donohue
------------------------------

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


                  On this 22d day of March, 1996, before me, the undersigned officer, personally appeared Arjun K. Mathrani, who acknowledged himself to be the Executive Vice President and Chief Financial Officer of THE CHASE MANHATTAN CORPORATION, a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                 /s/ Kevin F. Carey
                                                 ------------------------------
                                                 Notary Public

[SEAL]




STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  On this 22nd day of March, 1996, before me, the undersigned officer, personally appeared John B. Wynne, who acknowledged himself to be the Secretary of CHEMICAL BANKING CORPORATION, a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                 /s/ Heather L.B. Lehne
                                                 ------------------------------
                                                 Notary Public

[SEAL]

STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  On this 13th day of March, 1996, before me, the undersigned officer, personally appeared P.J. Gilkeson, who acknowledged himself to be a Vice President of CHEMICAL BANK, a banking corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                 /s/ Annabelle DeLuca
                                                 ------------------------------
                                                 Notary Public

[SEAL]




STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


                  On this 13th day of March, 1996, before me, the undersigned officer, personally appeared Alfia Monastra, who acknowledged himself to be a Assistant Vice President of FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national association, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                 /s/ Joanne E. Ilse
                                                 ------------------------------
                                                 Notary Public

[SEAL]